UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2024

ALTERNUS CLEAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

360 Kingsley Park Drive, Suite 250 Fort Mill, South Carolina	29715
(Address of registrant’s principal executive office)	(Zip code)

(800) 581-1531

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2024, Solis Bond Company Designated Activity Company (“Solis”), a company incorporated under the laws of Ireland and indirect wholly owned subsidiary of Alternus Clean Energy, Inc. (the “Company”) entered into a Final Share Purchase Agreement (the “Final SPA”) by and between Solis and Donau Investment SARL, a private limited liability company formed under the laws of Luxembourg (“Donau,” and together with Solis, the “Parties”), pursuant to the Preliminary Share Purchase Agreement (the “Preliminary SPA,” and together with the Final SPA, the “Poland SPA”) previously entered into on December 22, 2023, by and between the Parties and previously disclosed on the Euronext Growth Oslo stock exchange (the “Euronext”) on December 22, 2023. Pursuant to the Poland SPA, among other things, Solis sold to Donau, and Donau purchased from Solis, 100% of the share capital in six separate entities, each of which were wholly owned by Solis and which, in the aggregate, held a portfolio of solar farm projects in Poland with an aggregate capacity of approximately 88.5MW. In exchange, Donau will pay to Solis approximately €54.4 million (approximately $59.1 million) subject to and in accordance with to the terms and conditions of the Poland SPA.

The Poland SPA contains customary representations, warranties and covenants for transactions of its size and type, along with certain limitations of Solis’ liability under the Poland SPA and the transactions contemplated thereby. The representations, warranties and covenants set forth in the Poland SPA have been made only for the purposes of the Poland SPA and solely for the benefit of Solis and Donau, respectively, and may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the such parties under the Poland SPA, instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Poland SPA, and information regarding the subject matter thereof may change after the date of the Poland SPA.

The foregoing description Poland SPA does not purport to be complete and is qualified in its entirety by reference to the complete text of each of the Final SPA and the Preliminary SPA, copies of which are filed as Exhibits 10.1 and 10.2, respectively, attached hereto and incorporated herein by reference.

Forward Looking Statements

All statements contained in this Current Report on Form 8-K other than statements of historical facts, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward-looking statements. These statements should not be relied upon as representing the Company’s assessments of any date after the date of this Current Report on Form 8-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 7.01. Regulation FD Disclosure.

On January 19, 2024, Alternus Energy Group plc (OSE: ALT), a majority stockholder of the Company, disclosed in a Euronext notice Solis’ entry into the Final SPA. A copy of such notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Final Share Purchase Agreement
10.2†	Preliminary Share Purchase Agreement
99.1	Euronext notice related to Poland SPA, dated January 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2024	ALTERNUS CLEAN ENERGY, INC.

	By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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